EXHIBIT 1.1

EXECUTION VERSION

LEUCADIA NATIONAL CORPORATION

(a New York corporation)

5.50% Senior Notes due 2023

UNDERWRITING AGREEMENT

Dated: October 15, 2013

LEUCADIA NATIONAL CORPORATION

(a New York corporation)

$750,000,000 5.50% Senior Notes due 2023

UNDERWRITING AGREEMENT

October 15, 2013

JEFFERIES LLC

As Representative of the

Underwriters listed in

Schedule A hereto

c/o JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Leucadia National Corporation, a New York corporation (the “Company”), confirms its agreement (the “Agreement”) with the underwriters listed in Schedule A hereto (the “Underwriters”), for whom Jefferies LLC is acting as representative (in such capacity, the “Representative”) with respect to the issue and sale by the Company and the purchase by the Underwriters of $750,000,000 in aggregate principal amount of the Company’s Senior Notes due 2023 (the “Securities”). The Securities are to be issued pursuant to an indenture to be dated as of October 18, 2013 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Company understands that the Underwriters propose to offer the Securities for sale to the public (the “Offering”) as soon as they deem advisable and practicable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Registration No. 333-191533) relating to the Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a related prospectus dated October 2, 2013 (the “Base Prospectus”) and (ii) a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 430B and Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter that, as of the date hereof, the Applicable Time referred to in Section 1(b) and as of the Closing Time referred to in Section 2(c) hereof:

(a) (i) At the time of filing the Original Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(b) The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on October 2, 2013, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to any Underwriter pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the TIA and the rules and regulations of the Commission under the TIA (the “TIA Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, if any, the Statutory Prospectus (as defined below) and the information, if any, included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:45 P.M. (New York City time) on October 15, 2013 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.

(c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable.

(d) The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) (applied on a consistent basis throughout the periods involved except as otherwise stated therein). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.

(e) The Company and each of its subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and such other subsidiaries created or acquired after such date that would be required to be so listed if in existence on, or acquired prior to, such date (collectively, “Subsidiaries”) (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Document (as defined in Section 1(l)) or (C) the validity of any of the Documents or the consummation of any of the transactions contemplated therein (each, a “Material Adverse Effect”).

(f) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries owned, directly or indirectly, by the Company are owned free and clear of all liens, security interests, mortgages, pledges, charges, equities or claims (collectively, “Liens”), other than those imposed by the Securities Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions. Except as disclosed in the Prospectus, there are no outstanding (A) options, warrants or other rights to purchase from any Subsidiary, (B) agreements, contracts, arrangements or other obligations of any Subsidiary to issue, or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in any Subsidiary.

(g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(h) This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the

Company. The Indenture, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee), will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(i) The Securities, when issued, will be in the form contemplated by the Indenture. The Indenture meets the requirements for qualification under the TIA. The Securities have been duly and validly authorized by the Company and, when executed, authenticated and delivered to and paid for by any Underwriter in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(j) Neither the Company nor any of its Subsidiaries is in violation of its respective certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”). Neither the Company nor any of its Subsidiaries is (i) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), other than as disclosed in the Prospectus or where such violation or breach would not have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute a violation or default of the types referred to above.

(k) Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries (except pursuant to the Documents) pursuant to, or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement or (iii) any Applicable Law, except, in the case of clauses (ii) and (iii), as would not have a Material

Adverse Effect. After consummation of the Offering, no Default or Event of Default (as defined in the Indenture) will exist.

(l) When executed and delivered, this Agreement and the Indenture (the “Documents”) will conform in all material respects to the descriptions thereof in the preliminary prospectus and the Prospectus.

(m) Except as set forth in the preliminary prospectus and the Prospectus, no consent, approval, authorization or order of any Governmental Authority or third party is required for the issuance and sale by the Company of the Securities to the Underwriters or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Underwriters.

(n) Except as set forth in the preliminary prospectus and the Prospectus, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) would, individually or in the aggregate, have a Material Adverse Effect. The Company is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

(o) Each of the Company and its Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Prospectus (“Permits”), except as described in the Prospectus or where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Prospectus or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(p) All Tax returns required to be filed by the Company and each of its Subsidiaries have been filed and all such returns are true, complete and correct, except as would not have a Material Adverse Effect. All material Taxes that are due from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with

GAAP. To the knowledge of the Company, after reasonable inquiry, there are no proposed Tax assessments against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its respective Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(r) Subsequent to the respective dates as of which information is given in the preliminary prospectus and the Prospectus, except as disclosed in the preliminary prospectus and the Prospectus, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries in the aggregate (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the knowledge of the Company after reasonable inquiry, there is no event that is reasonably likely to occur which, if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect except as disclosed in the preliminary prospectus and the Prospectus.

(s) The Company has not and, to its knowledge after reasonable inquiry, no one acting on its behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the preliminary prospectus and the Prospectus, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(t) None of the transactions contemplated in the Documents will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(u) The Company is not and, after giving effect to the sale of the Securities and the application of the proceeds thereof as described in the preliminary prospectus and the Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940 (the “Investment Company Act”).

(v) The Company has not engaged any broker, finder, commission agent or other person (other than the Underwriters) in connection with the Offering, and the Company is not under any obligation to pay any broker’s fee or commission in connection with the Offering (other than commissions or fees to the Underwriters).

(w) Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Underwriters shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Underwriters with respect to the matters covered thereby.

(x) Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(y) Each of the Company and each of its Subsidiaries has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s chief executive officer and chief financial officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company, its Subsidiaries and the Company’s directors and officers (in their respective capacities as such) are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(z) PricewaterhouseCoopers LLP, who have certified and expressed their opinion with respect to the financial statements including the related notes thereto and supporting schedules of the Company and its subsidiaries filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Deloitte & Touche LLP, who have certified and expressed their opinion with respect to the financial statements including the related notes thereto and supporting schedules of (a) AmeriCredit Corp. and its subsidiaries and (b) Jefferies Group, Inc. and its subsidiaries, in each case filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(aa) None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries, and, to the knowledge of the Company and the Subsidiaries, its and their other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(bb) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the

Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, after due inquiry, threatened.

(cc) Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, after due inquiry, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company the aggregate amount of Securities set forth opposite such Underwriter’s name in Schedule A hereto at the purchase price of 98.191% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

(b) Payment of the purchase price and delivery of certificates for the Securities shall be made at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 8), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Securities to be purchased.

(c) Certificates for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The Securities will be made available for examination and packaging by the Underwriters in New York City not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company, on behalf of itself and its Subsidiaries, hereby agrees:

(a) The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for the Representative. The copies of the Original Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the TIA and the TIA Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to each Underwriter such number of copies of such amendment, supplement or new registration statement as such Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the satisfaction or waiver of each of the following conditions:

(a) The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) All the representations and warranties of the Company and its Subsidiaries contained in this Agreement and in each of the Documents shall be true and correct in all material respects as of the date hereof and at the Closing Time. On or prior to the Closing Time, the Company and each other party to the Documents (other than the Underwriters) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(c) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Time that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents.

(d) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Time, prevent the consummation of the Offering. No Proceeding shall be pending or, to the knowledge of the Company, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(e) Subsequent to the respective dates as of which data and information are given in the preliminary prospectus and Prospectus, there shall not have been any Material Adverse Change.

(f) The Underwriters shall have received as of the Closing Time:

(i) certificates dated as of the Closing Time, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (b) the Company has complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Time, (c) as of the Closing Time, since the date hereof or since the date of the most recent financial statements in the preliminary prospectus and Prospectus (exclusive of any amendment or supplement thereto after the date hereof) no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the preliminary prospectus and Prospectus (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the preliminary prospectus and Prospectus or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and (e) the sale of the Securities has not been enjoined (temporarily or permanently);

(ii) a certificate, dated as of the Closing Time, executed by the Secretary of the Company, certifying such matters as the Representative may reasonably request;

(iii) the opinion of Weil Gotshal & Manges LLP, counsel to the Company, dated as of the Closing Time, in form satisfactory to the Representative covering such matters as are customarily covered in such opinions;

(iv) an opinion, dated as of the Closing Time, of White & Case LLP, counsel to the Underwriters, in form satisfactory to the Representative covering such matters as are customarily covered in such opinions.

(g) The Underwriters shall have received from each of (i) PricewaterhouseCoopers LLP, independent auditors of the Company, and (ii) Deloitte & Touche LLP, independent auditors of Jefferies Group, Inc., a customary comfort letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Representative, with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package.

(h) The Underwriters shall have received from each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP, a customary “bring-down” comfort letter, dated as of the Closing Time, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the comfort letter furnished by them pursuant to subsection (g) of this Section 4, except that (i) it shall cover the financial information in the Prospectus and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Time.

(i) Each of the Documents shall have been executed and delivered by all parties thereto, and the Representative shall have received a fully executed original of each Document.

(j) The Representative shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(k) The terms of each Document shall conform in all material respects to the description thereof in the preliminary prospectus and Prospectus.

SECTION 5. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriters, their affiliates, directors, officers, employees, agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which any Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the General Disclosure Package, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, any Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 5 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

(b) The Underwriters, severally and not jointly, agree to indemnify and hold harmless each of the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from:

(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the General Disclosure Package, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Un-

derwriters, furnished to the Company or its agents by the Underwriters specifically for use therein;

and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties.

(c) As promptly as reasonably practicable after receipt by an indemnified party under this Section 5 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 5, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (C) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 5 or the Company in the case of paragraph (b) of this Section 5, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section 5, in which case the indemnified party may effect such a settlement without such consent.

(d) No indemnifying party shall be liable under this Section 5 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 5 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) The Company and the Underwriters agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 5, the Underwriters shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter’s obligation to contribute hereunder shall be several in proportion to its respective underwriting obligations hereunder and not joint. For purposes of the immediately preceding paragraph (e), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

SECTION 6. Representations, Warranties and Agreements to Survive. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, (ii) acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

SECTION 7. Termination of Agreement. The Representative may terminate this Agreement at any time prior to the Closing Time by written notice to the Company if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Representative’s reasonable judgment, be expected to make (i) it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the preliminary prospectus and Prospectus, or (ii) materially impair the investment quality of any of the Securities;

(b) the failure of the Company to satisfy the conditions contained in Section 4(b) hereof on or prior to the Closing Time;

(c) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Representative’s judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the preliminary prospectus and Prospectus or to enforce contracts for the sale of any of the Securities;

(d) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or the suspension or limitation of trading generally in securities on the New York Stock Exchange or the NASDAQ Stock Market or any setting of limitations on prices for securities on any such exchange;

(e) a Material Adverse Change;

(f) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Representative’s opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

SECTION 8. Default by the Underwriters. If, on the Closing Date, any one of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which each such defaulting Underwriter agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule A hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters to purchase the Securities which such defaulting Underwriter agreed but failed or refused to purchase on such date. If, on the Closing Date any Underwriter shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or of the Company. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 9. No Fiduciary Relationship. The Company hereby acknowledges that each Underwriter is acting solely as underwriter in connection with the purchase and sale of the Securities. The Company further acknowledges that each Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 10. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show.

SECTION 11. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

SECTION 12. Miscellaneous.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if sent to the Representative, to: Jefferies LLC, 520 Madison Avenue, New York, New York 10022, fax no. (646) 619-4437, Attention: General Counsel, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, fax no.: (212) 354-8113; Attention: Jin Kim (which does not constitute notice); or (ii) if sent to the Company, to: Leucadia National Corporation, 520 Madison Avenue, New York, New York 10022, fax no. 212-598-3245, Attention: Joseph S. Steinberg, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, fax no.: 212-310-8007, Attention: Andrea Bernstein (which does not constitute notice), or in any case to such other address as the person to be notified may have requested in writing.

(b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters and, to the extent provided in Section 5 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 5, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the Underwriters merely because of such purchase.

(c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

Very truly yours,

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President and Chief
Financial Officer

Accepted and Agreed to:
JEFFERIES LLC

Acting individually and as a Representative
of the several Underwriters named in the
attached Schedule A.

JEFFERIES LLC

By:	/s/ Matthew Casey
Name: Matthew Casey
Title: Managing Director

SCHEDULE A

UNDERWRITER	PRINCIPAL AMOUNT OF SECURITIES
Jefferies LLC	$712,500,000
Citigroup Global Markets Inc.	3,750,000
Deutsche Bank Securities Inc.	3,750,000
J.P. Morgan Securities LLC	3,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,750,000
Natixis Securities Americas LLC	3,750,000
PNC Capital Markets LLC	3,750,000
Rabo Securities USA, Inc.	3,750,000
RBC Capital Markets, LLC	3,750,000
SMBC Nikko Securities America, Inc.	3,750,000
Barclays Capital Inc.	937,500
BNY Mellon Capital Markets, LLC	937,500
HSBC Securities (USA) Inc.	937,500
Morgan Stanley & Co. LLC	937,500
Total	$750,000,000

SCHEDULE B

None.

SCHEDULE C

Issuer General Use Free Writing Prospectus filed with the Commission on October 15, 2013